SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
March 7, 2017 (March 1, 2017)
Date of Report (Date of earliest event reported)
RED LION HOTELS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Washington	001-13957	91-1032187
(State or Other Jurisdiction	(Commission file number)	(I.R.S. Employer
of Incorporation)		Identification No.)

201 W. North River Drive
Suite 100
Spokane, Washington 99201
(Address of Principal Executive Offices, Zip Code)
(509) 459-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
o     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)    On March 1, 2017, David J. Johnson informed our board of directors of his resignation from the board, effective immediately. He reached this decision due to personal and professional obligations that he felt would no longer allow him to contribute the time required to serve on our board of directors. Mr. Johnson has been a valued member of our board. His executive level experience and his extensive knowledge of the hotel industry have been especially beneficial to our company.

RED LION HOTELS CORPORATION
Dated: March 7, 2017	By:	/s/ Thomas L. McKeirnan
Thomas L. McKeirnan
Executive Vice President, General Counsel and Secretary